EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SORL Auto Parts, Inc.
No. 1169 Yumeng Road
Ruian Economic Development Zone
Ruian City, Zhejiang Province
People’s Republic of China

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2005 Stock Compensation Plan of SORL Auto Parts, Inc. of our report dated March 28, 2005, with respect to the consolidated financial statements and schedules of SORL Auto Parts, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ ROTENBERG AND COMPANY, LLP

Rochester, New York

October 12, 2005